EXHIBIT 10.5

                    AMENDED AND RESTATED CONSULTING AGREEMENT

         This Agreement is made as of the 26th day of March, 1997 by and between Earth and Ocean Sports, Inc., a Massachusetts corporation (the "Company"), and CR Management Associates, Inc., a Massachusetts corporation (the "Consultant").

         In consideration of the terms and conditions set forth in this Agreement, the parties agree as follows:

         1.       Provision of Services.

                  (a) The Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company, including the following:

                  (i) advise with regard to sales and marketing  activities  and acquisition strategy;

                  (ii) evaluate financial and treasury requirements and assist in financing arrangements and the structuring of financial and acquisition transactions, including, without limitation, review of banking and leasing relationships, financial projections and investments of the Company;

                  (iii) advise the Company on matters of strategic planning;

                  (iv) make available at least one  professional to serve on the
              Board of Directors of the Company at the Company's request; and

                  (v) provide other general advice to management of the Company.

All such services shall at all times be subject to the direction and control of the management of the Company.

         (b) The Consultant shall at all times maintain an adequate organization of competent personnel for the performance of its obligations under this Agreement.

         2. Compensation. The Company agrees to compensate the Consultant in consideration of the services set forth in Paragraph 1 above, including without limitation the services provided in respect of membership on the Board of Directors of the Company, at the rate of $15,000 per month plus 1% of the Company's annual consolidated revenues in excess of $12,000,000. The first such payment shall be made on the date hereof (pro rated for a partial month). Subsequent payments shall be made on the first business day of each month in advance.







                                      -2-


Beginning January 2, 1994, payments shall be made on the first business day of each month in the amount of $15,000 plus (i) in the month of each fiscal year when actual year-to-year net sales through the end of the preceding month first exceed $12,000,000, 1% of such excess over $12,000,000 and (ii) thereafter through the end of the fiscal year, 1% of the preceding month's net sales. In addition to such compensation, the Company agrees to reimburse the Consultant for all out-of-pocket expenses incurred by the Consultant and its personnel in rendering the services to be provided hereunder.

         3. Liability of the Consultant. In furnishing the Company with management advice and other services as herein provided, neither the Consultant nor any employee, officer, director, shareholder or agent thereof shall be liable to the Company or its creditors for errors of judgment or for anything except willful misconduct or fraud in the performance of their duties.

         It is further understood and agreed that the Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as herein provided, the Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of the Consultant, its employees, officers, directors or agents.

         4. Status of the Consultant. The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent the Company.

         5. Other Activities of the Consultant. The Company recognizes that the Consultant may render management and other services to other companies that may or may not have policies and conduct activities similar to those of the Company. The Consultant shall be free to render such advice and other services, and the Company hereby consents thereto. The Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

         6. Control. Nothing contained herein shall be deemed to require the Company to take any action contrary to its charter or by-laws or any applicable statute or regulation, or to relieve or deprive management of the Company of its responsibility for and control of the conduct or the affairs of the Company.

         7. Term. The term of this Agreement shall begin on the date first set forth above and shall continue in effect until terminated by mutual written consent of the parties.

         8. Amendment Upon Public Offering. Effective upon closing of an underwritten initial public offering (the "IPO") of the Company under the Securities Act of 1933, as amended, this Agreement shall be amended such that the term of this Agreement shall be five years from the closing date of such IPO and the fee payable hereunder shall be a fixed annual rate of $300,000.






                                      -3-


After the closing of such IPO, this Agreement may be amended by the parties only with the approval of a majority of the directors of the Company who are neither employees of the Company nor affiliated with the Consultant.

         9. Miscellaneous. This Agreement may not be amended, transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative written consent of the parties hereto; and any proposed assignment without such consent shall be null and void. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and understandings of every and any nature between them. This Agreement shall be deemed to be a sealed instrument and shall be construed and interpreted according to the laws of the Commonwealth of Massachusetts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall be deemed one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers duly authorized as of the day and year first written above.

                          EARTH AND OCEAN SPORTS, INC.

                          By:/s/ Jon A Glydon
                             ----------------------------
                             Jon A Glydon, President

                          CR MANAGEMENT ASSOCIATES, INC.

                          By: /s/ Steve J. Roth
                             ----------------------------
                             Steven J. Roth, Chairman